AGENCY AGREEMENT

December 21, 2004

Quincy Gold Corp.
3009 Centre Street
Hancock, Michigan
49930-2107

Attention: Mr. Daniel Farrell, President and Chief Executive Officer

Dear Sirs/Mesdames:

Reference is made to a letter agreement dated November 8, 2004 (the "Letter Agreement") between Quincy Gold Corp. (the "Corporation") and Kingsdale Capital Partners Inc. (the "Agent"). The Corporation hereby appoints the Agent, and the Agent hereby agrees to act, as agent on a best efforts agency basis to raise gross proceeds of a minimum of Cdn$1,000,000 (unless waived by the Corporation in writing at its sole and unfettered discretion) and up to a maximum of Cdn$4,000,000 for the Corporation through the sale of units ("Units") at a price of $0.45 per Unit. Each Unit shall consist of one share in the capital stock of the Corporation (a "Common Share") and one-half of one Common Share purchase warrant. Each whole warrant (a "Warrant") is exercisable at any time until that date which is 18 months following the Closing Date (as defined herein) for one Common Share at an exercise price of $0.65 per share. The offering of the Units by the Corporation is hereinafter referred to as the "Offering". It is understood that the sale of Units will take place only in the Provinces of British Columbia, Alberta and Ontario (the "Offering Jurisdictions"); and (ii) in other jurisdictions, other than Canada and the United States, PROVIDED that the Corporation is not required to file a prospectus or other disclosure document or become subject to continuing obligations in such other jurisdictions, in each case in accordance with the provisions of this Agreement. It is hereby agreed and understood that the Agent shall act as agent only and shall not at any time be obligated to purchase or arrange for the purchase of any Units but may subscribe for and purchase Units if it so chooses.

It is further agreed and understood by the Agent that the Corporation is contemporaneously offering securities having substantially the same terms as the Units to persons who have not been introduced to the Corporation by the Agent and the Agent acknowledges that the terms of this Agreement do not apply to such persons and that the term "Offering" as defined herein specifically excludes any and all sales other than sales to persons introduced to the Corporation by the Agent.

1.	Interpretation

(a)	Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"Agent" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Agent’s Personnel" has the meaning ascribed thereto in Section 11 of this Agreement;

"Agency Fee" shall have the meaning ascribed thereto in subsection 3(a) of this Agreement;

"Agreement" means this agreement resulting from the acceptance of the offer made by the Corporation;

"Applicable Securities Laws" means, collectively, the applicable securities laws of the Offering Jurisdictions, the regulations, rules, rulings and orders made thereunder, the applicable published policy statements issued by the Securities Commissions thereunder and the securities legislation and published policies of each other jurisdiction in Canada the securities laws of which are applicable to the sale of the Units on the terms and conditions set out in this Agreement;

"Audited Financial Statements" means the audited consolidated financial statements of the Corporation as at and for the twelve month period ended April 30, 2004;

"Broker Warrants" shall have the meaning ascribed thereto in subsection 3 of this Agreement;

"Broker Warrant Shares" shall have the meaning ascribed thereto in subsection 3 of this Agreement;

"Business Day" shall mean any day except Saturday, Sunday or a statutory or civic holiday in Toronto, Ontario;

"Closing" means the closing on the Closing Date of the transaction of purchase and sale in respect of the Units pursuant to this Agreement;

"Closing Date" means December 21, 2004, or such other date(s) as the Agent and the Corporation may agree;

"Common Shares" means the shares in the common stock of the Corporation;

"Corporate Finance Fee" shall have the meaning ascribed thereto in subsection 3(d) of this Agreement;

"Disclosure Documents" means all documents that have been disclosed by the Corporation to the public and filed since April 30, 2004 with the SEC on EDGAR pursuant to the requirements of applicable securities laws of the United States;

"Exchange" means the TSX Venture Exchange;

"Financial Statements" means, collectively, the Audited Financial Statements and the unaudited financial statements of the Corporation as at and for the three month period ended July 31, 2004;

"Gross Proceeds" means the gross proceeds raised from the sale of the Units sold by the Agent;

"Hazardous Substances" shall have the meaning ascribed thereto in subsection 6(nn) of this Agreement;

"Indemnified Party" shall have the meaning ascribed thereto in Section 12 of this Agreement;

"Indemnified Persons" shall have the meaning ascribed thereto in subsection 4(c) of this Agreement;

"Intellectual Property" shall have the meaning ascribed thereto in subsection 6(yy) of this Agreement;

"Kingsdale" means Kingsdale Capital Markets Inc.;

"Leased Premises" shall have the meaning ascribed thereto in subsection 6(hh) of this Agreement;

"Letter Agreement" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Liabilities" has the meaning ascribed thereto in subsection 6(ff) of this Agreement;

"Material Adverse Effect" means, with respect to the Corporation, a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), and results of operations of the Corporation and the Subsidiary (taken as a whole);

"Material Agreements" has the meaning ascribed thereto in subsection 6(n) of this Agreement;

"material change" means a material change for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a change in the business, operations or capital of the Corporation that would reasonably be expected to have a significant effect on the market price or value of any of the Corporation’s securities and includes a decision to implement such a change made by the Corporation’s board of directors or by senior management of the Corporation who believe that confirmation of the decision by the board of directors is probable;

"material fact" means a material fact for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Corporation’s securities;

"misrepresentation" means a misrepresentation for the purposes of the Applicable Securities Laws or any of them or where undefined under the Applicable Securities Laws of an Offering Jurisdiction means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"Offering" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Offering Jurisdictions" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"person" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"Private Placement Exemptions" means the prospectus exemptions pursuant to which the Units are to be issued in the Offering Jurisdictions as more specifically set out in the Subscription Agreements;

"SEC" means the United States Securities and Exchange Commission;

"Purchasers" means, collectively, those persons or companies who are purchasing the Units as contemplated herein;

"Securities Commissions" means the applicable securities regulatory authorities in the Offering Jurisdictions;

"Subscription Agreements" means, collectively, the subscription agreements in the form agreed to by the Agent and the Corporation to be entered into between the Purchasers and the Corporation pursuant to which the Purchasers agree to subscribe for and purchase Units as herein contemplated and shall include, for greater certainty, all schedules thereto, in the form attached hereto as Schedule "A";

"Subsidiary" means Atlas Database Corp.;

"Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

"Units" shall have the meaning ascribed thereto in the first paragraph of this Agreement;

"Warrant Certificates" means the certificates representing the Warrants substantially in the form attached hereto as Schedule "B";

"Warrant Shares" means the Common Shares issuable upon the due exercise of the Warrants; and

"Warrants" has the meaning ascribed thereto in the first paragraph of this Agreement.

(b)
The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement. Unless otherwise expressly provided, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(c)
If any provision of this Agreement shall be adjudged by a competent authority to be invalid or for any reason unenforceable, such invalidity or unenforceability shall not affect the validity, enforceability or operation of any other provision herein.

(d)	The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein:

Schedule "A" – Form of Subscription Agreement

Schedule "B" – Form of Warrant Certificate

Schedule "C" - Form of Broker Warrant Certificate

2.	Nature of Transaction

(a)
Each Purchaser shall purchase Units under a Private Placement Exemption. The Agent shall offer the Units for sale on behalf of the Corporation in the Offering Jurisdictions in compliance with Applicable Securities Laws. The Agent will notify the Corporation with respect to the identity of any such Purchaser as soon as practicable and with a view to leaving sufficient time to allow the Corporation to secure compliance with all relevant regulatory requirements of the applicable Offering Jurisdictions relating to the sale of the Units and, in any event not later than 3:00 p.m. (Toronto time) on the day which is two business days before the Closing Date. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation and to pay all filing fees in connection with the purchase and sale of the Units so that the distribution of such securities may lawfully occur without the necessity of filing a prospectus in Canada or comparable document elsewhere.

(b)	It is understood and agreed that the Units may be sold to purchasers in jurisdictions, other than Canada and the United States, on a private placement basis, provided that the Corporation is not required to file a prospectus or other disclosure document or made subject to continuing obligations in such other jurisdictions.

(c)
The certificates representing the Common Shares, Warrants and Broker Warrants delivered at Closing, as well as any Warrant Shares and Broker Warrant Shares issued prior to April 22, 2005 shall contain the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 22, 2005."

(d)
The certificates representing the Common Shares, Warrants and Broker Warrants delivered at Closing, as well as any Warrant Shares and Broker Warrant Shares issued prior to April 22, 2005 shall also contain the following legend:

"WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 22, 2005."

(e)
In addition, the Common Shares, Warrants and Broker Warrants delivered at Closing, as well as any Warrant Shares and Broker Warrant Shares delivered will bear a legend in substantially the following form, unless such securities have been registered under the U.S. Securities Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

(f)	After the registration statement, referenced in Section 4 is declared effective by the SEC, Kingsdale may deliver to the Corporation the certificate(s) representing any Broker Warrant Shares issued to Kingsdale and the Corporation will, within three days after receipt by the Corporation of the foregoing, issue new certificate(s) representing and in exchange for the aforementioned certificate(s), which new certificate(s) shall be legended as follows:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT (I) THE REGISTRATION STATEMENT IS CURRENT AND EFFECTIVE, (II) THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (III) THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS. THE TRANSFER OF SUCH SECURITIES IS RESTRICTED AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER."

3.	Agent’s Compensation

(a)
In consideration for the performance of its obligations hereunder, the Corporation shall, subject to the provisions of this Agreement, pay to the Agent an aggregate fee (the "Agency Fee") equal to 8% of the Gross Proceeds sold by the Agent in the Offering provided that such Agency Fee shall not be less than $160,000 in any event.

(b)
The Agent may retain one or more registered securities brokers or investment dealers to act as selling agent (individually, each a "Selling Agent" and collectively, the "Selling Agents") in connection with the sale of the Units but the compensation payable to such Selling Agents shall be the sole responsibility of the Agent, and only as permitted by and in compliance with Applicable Securities Laws, upon the terms and conditions set forth in this Agreement and will require each such Selling Agent to so agree.

(c)
In addition to the Agency Fee, as additional consideration for the performance of its obligations hereunder, the Agent hereby directs the Corporation to, and the Corporation shall, issue to Kingsdale at the Time of Closing on the Closing Date, non-assignable and non-transferable broker warrants (the "Broker Warrants"), substantially in the form set out in Schedule "C" hereto, entitling Kingsdale to acquire, in the aggregate, a number of Common Shares (the "Broker Warrant Shares") equal to 10% of the aggregate number of Units sold by the Agent hereunder exercisable by Kingsdale at a price of $0.45 per Broker Warrant Share for a period of 18 months following the Closing Date.

(d)	A corporate finance fee (the "Corporate Finance Fee") of $25,000 shall be payable to the Agent on the initial Closing Date.

(e)
The Corporation agrees that any subscribers or potential investors introduced to the Corporation by the Agent and not previously known to the Corporation shall be proprietary to the Agent until November 8, 2005, and all fees and commissions payable to the Agent pursuant to this Section 3 (other than the Corporate Finance Fee) shall be payable in respect of a financing which is concluded by the Corporation on or prior to November 8, 2005 with any subscribers or potential investors so introduced. For greater certainty, the Agent will have no proprietary rights or rights to compensation with respect any persons other than subscribers or potential investors introduced to the Corporation by the Agent and not previously known to the Corporation.

(f)
Kingsdale understands there may be material tax consequences to it by reason of the acquisition or disposition of the Broker Warrants or Broker Warrant Shares. The Corporation makes no representation with respect to the tax consequences under Canadian, U.S., state or foreign tax laws by reason of Kingsdale’s acquisition or disposition of such Broker Warrants or Broker Warrant Shares.

4.	Registration Rights

(a)
As soon as practicable but no later than thirty (30) days after the Closing Date, the Corporation shall file a registration statement on Form SB-2 (or similar form) under the U.S. Securities Act covering the Broker Warrant Shares and shall use its best efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date, all at the Corporation’s sole cost and expense, excepting Kingsdale’s costs and expenses (including counsel fees and expenses) associated with compliance with the rules and regulations of the National Association of Securities Dealers, Inc. Such best efforts shall include promptly responding to all comments received by the staff of the SEC, and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC, and in no event later than twenty-one (21) days from receipt by the Corporation of the comments of the staff of the SEC. Such registration statement shall name Kingsdale as a selling shareholder and shall provide for the sale of the Broker Warrant Shares by Kingsdale from time to time directly to purchasers or in the over-the-counter market or through or to securities brokers or dealers that may receive compensation in the form of discounts, concessions, or commissions. The Corporation shall provide Kingsdale with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Broker Warrant Shares. None of the foregoing shall in any way limit Kingsdale’s rights to sell the Broker Warrant Shares in reliance on an exemption from the registration requirements under the U.S. Securities Act in connection with a particular transaction.

The Corporation shall use its best efforts to maintain the currency of the registration statement filed with the SEC and under all applicable United States securities laws in respect of the Broker Warrants for the greater of (i) 12 months from the Closing Date or (ii) the date on which Kingsdale receives an opinion of counsel to the Corporation, that the Broker Warrants and underlying Broker Warrant Shares may be sold under the provisions of Rule 144 without limitation as to volume; or (iii) all Broker Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the 1933 Act in the opinion of counsel to the Corporation; or, (iv) the Corporation obtains the written consent of Kingsdale.

Kingsdale agrees that any registration statement may be withdrawn or abandoned by the Corporation in the event the SEC determines the Corporation or the Agent has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the U.S. Securities Act, which would prevent the Company from selling the Units and/or issuing the Broker Warrants pursuant to Rule 506 under the U.S. Securities Act, or any applicable exchange-related stockholder approval provisions. The Agent agrees not to take any action or steps that would cause the Offering to be integrated with other offerings.

(b)
To the extent permitted by law, the Corporation will indemnify Kingsdale and each person who controls Kingsdale within the meaning of Section 15 of the U.S. Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or treated, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Corporation of the U.S. Securities Act or any rule or regulation promulgated under the U.S. Securities Act applicable to the Corporation in connection with any such registration, qualification or compliance, and the Corporation will reimburse Kingsdale and each person who controls Kingsdale, for any legal and any other expense reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Corporation (which consent shall not unreasonably be withheld); provided, further, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Corporation by the Agent or Kingsdale specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of Kingsdale if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the U.S. Securities Act.

(c)
To the extent permitted by law, Kingsdale will indemnify the Corporation, each of its directors and officers, control persons (within the meaning of Section 15 of the U.S. Securities Act), affiliates, counsel, advisors, employees (the "Indemnified Persons") against all claims, losses, damages and liabilities (or actions in respect thereof), including attorneys fees and costs, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating solely to the Agent or Kingsdale contained in any such registration statement, prospect, offering circular or other document and furnished to the Corporation by the Agent or Kingsdale specifically for use therein, or any omission (or alleged omission) to state therein or necessary to make the statements therein not misleading or any violation by Kingsdale of any rule or regulation promulgated under the U.S. Securities Act applicable to Kingsdale and relating to action or inaction required of Kingsdale in connection with any such registration, qualification or compliance, and will reimburse the Indemnified Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of Kingsdale (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of Kingsdale under this subsection (c) shall be limited in an amount equal to the net proceeds from the sale of the Broker Warrant Shares sold by Kingsdale, unless such liability arises out of or is based on the bad faith, negligence, or wilful conduct by Kingsdale.

5.	Representations, Warranties, Covenants and Certification of the Agent

The Agent hereby represents, warrants to and covenants with the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties in entering into this Agreement, that as at the date hereof:

(a)
it has conducted and will conduct activities in connection with arranging for Purchasers of the Units in compliance with Applicable Securities Laws and the securities laws of the United States and all applicable laws of the jurisdictions in which it offers Units and will indemnify the Corporation from all losses incurred by it as a result of a violation by the Agent or any Selling Agents retained by it of such securities laws; (ii) it has not and will not deliver to any prospective Purchaser any document or material which constitutes an offering memorandum under Applicable Securities Laws; (iii) it has not and will not solicit offers to purchase or sell the Units so as to require registration thereof or filing of a prospectus with respect thereto or continuing obligations on the part of the Corporation under the laws of any jurisdiction including, without limitation, the United States of America or any state thereof (save and excepted for the registration required by the Subscription Agreement and pursuant to Section 4 hereof), and not solicit offers to purchase or sell the Units in any jurisdiction outside of Canada where the solicitation or sale of the Units would result in any statutory ongoing disclosure requirements in such jurisdiction or any registration requirements in such jurisdiction on the part of the Corporation except for the filing of a notice or report of the solicitation or sale; (iv) it will obtain from each Purchaser an executed Subscription Agreement in a form reasonably acceptable to the Corporation and to the Agent relating to the transactions herein contemplated, together with all documentation as may be necessary in connection with subscriptions for Units; (v) it has refrained and will refrain from advertising the Offering in (A) printed media of general circulation, (B) radio, (C) television, or (D) electronic media, and not make use of any green sheet or other internal marketing document without the consent of the Corporation, such consent to be promptly considered and not to be unreasonably withheld; and (vi) it has complied and will comply with, and ensure that it and its Selling Agents and their respective directors, officers, employees and affiliates has complied and will comply with all Applicable Securities Laws, the securities laws of the United States of America and the terms and conditions set forth in this Agreement;

(b)
the Agent and Kingsdale hereby certify that they are not "US Persons" as that term is defined in Regulation S as promulgated by the SEC, are not in the United States, and that Kingsdale is an "accredited investor" as defined under Applicable Securities Laws by virtue of being a company registered under the Securities Act (Ontario) as an adviser or dealer (other than a limited market dealer) and is acquiring the Broker Warrants as principal for its own account and not for the benefit of any other person;

(c)
the Agent knows of no claims for services in the nature of a finder's fee or origination fee with respect to this financing resulting from the respective acts of their officers, directors, or employees, for which the Agent and Corporation may be responsible, and agree to indemnify and hold each other harmless from any claims for any services of such nature arising from any act of the Agent and the Corporation and their officers, directors, and employees, unless otherwise disclosed in writing herein;

(d)
the Offering has been conducted in compliance with the requirements of the Applicable Securities Laws and to impose such "flow back" restrictions to prevent the Common Shares forming part of the Units, Warrants, Broker Warrants, Warrant Shares and Broker Warrant Shares from being transferred into the United States;

(e)
the execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Agent is a party or by which the Agent or any property of the Agent is bound, or to the Agent’s knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Agent or any property of the Agent;

(f)
the execution and delivery by each of Kingsdale and the Agent of this Agreement have been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of each of Kingsdale and the Agent;

(g)
the Agent is acting as an independent contractor and nothing in this Agreement is intended, or shall be deemed, to create, a partnership, joint venture or employer- employee relationship between the Corporation and the Agent. Neither the Corporation nor the Agent is in any way the fiduciary of the other;

(h)	the Agent agrees not to make any misleading statements of material fact or omit to state any material facts;

(i)
the Agent certifies that, to the best of Agent’s knowledge, the Agent has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Agent complies with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Agent hereby represents, warrants and agrees that: (i) none of the cash or property that the Agent will pay or will contribute to the Corporation has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Agent to the Corporation, to the extent that they are within the Agent’s control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Agent shall promptly notify the Agent if any of these representations ceases to be true and accurate regarding the Agent. The Agent understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Corporation may undertake appropriate actions to ensure compliance with applicable law or regulation. The Agent further understands that the Corporation may release confidential information about the Agent and, if applicable, any underlying beneficial owners, to proper authorities to ensure compliance with relevant rules and regulations under the laws set forth in subsection (ii) above; and

(j)
the Agent or any of its affiliates have not, will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Common Shares as long as the Broker Warrants shall be outstanding.

It is understood and agreed that for the purpose of the opinions to be delivered pursuant to subparagraph 8(e) of this Agreement, counsel to the Corporation will rely on inter alia, the accuracy and truth of the representations, warranties and covenants set forth in this paragraph 5.

6.	Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to and with the Agent (on its own behalf and on behalf of each of the Purchasers) and acknowledges that it is relying upon such representations and warranties in acting as agent, in the case of the Agent, and in purchasing the Units, in the case of the Purchasers, that, except as otherwise disclosed in the Disclosure Documents as at the date hereof:

(a)
each of the Corporation and the Subsidiary has been duly incorporated or amalgamated and is existing under the laws of its jurisdiction of incorporation or amalgamation and has all requisite power and authority necessary to, and is qualified to, carry on its business as now conducted and to own or lease its properties and assets in all jurisdictions in which it currently carries on business and/or owns or leases its properties and assets, save and except where the failure to do so would not have a Material Adverse Effect on the Corporation; and the Corporation has all required corporate power and authority to allot, issue and sell the Units, to enter into this Agreement, the Warrant Certificates, the Broker Warrant Certificate and the Subscription Agreements, and to carry out the provisions of each of such agreements;

(b)
the authorized capital of the Corporation consists of 200,000,000 Common Shares with a par value of $0.001 per Common Share, of which, as of the date hereof, 22,676,670 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation, and warrants to purchase Common Shares, of which, as of the date hereof, 1,550,000 are outstanding, and options to purchase Common Shares of which, as of the date hereof, 2,590,000 have been granted and are outstanding;

(c)
the Corporation has no subsidiaries other than the Subsidiary and the Corporation does not beneficially own or exercise control or direction over, 10% or more of the outstanding voting shares of any company other than the Subsidiary; the Corporation beneficially owns, directly or indirectly, 100% of the issued and outstanding shares in the capital of the Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever; to the best of the Corporation’s knowledge all of such shares have been duly authorized and validly issued and are outstanding as fully- paid shares and, in respect of the Subsidiary only, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Corporation of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Subsidiary or any other security convertible into or exchangeable for any such shares;

(d)
to the knowledge of the Corporation, no order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Units or the trading of any of the Corporation’s issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(e)	to the knowledge of the Corporation, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation or the Subsidiary;

(f)
the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(g)
except as set forth in the Disclosure Documents and except as contemplated hereby, no person, firm or corporation, as of the date hereof, has any agreement or option, or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, subscription or issuance of any securities of the Corporation;

(h)
the Corporation is not in default in any material respect of any requirement of the Applicable Securities Laws of the Offering Jurisdictions or the SEC. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, since April 30, 2004, no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred but has not been disclosed;

(i)
the currently issued and outstanding Common Shares of the Corporation have been conditionally approved for listing on the Exchange and to its knowledge no order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Units has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened;

(j)	the definitive form of certificate representing the Common Shares complies with the requirements of the applicable laws of Nevada and of the Exchange;

(k)
to the best of the knowledge of the Corporation, each of the Corporation and the Subsidiary has conducted, and is conducting, its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now or proposed to be conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing, except in each case in respect of matters which do not and will not result in any Material Adverse Effect on the business, business prospects or condition (financial or otherwise) of the Corporation and the Subsidiary (on a consolidated basis), and except for the failure to be so qualified or the absence of any such license, registration or qualification which does not and will not have a Material Adverse Effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiary (on a consolidated basis) or on the corporate power or authority of the Corporation to perform its obligations under this Agreement;

(l)
each of the Corporation and the Subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the Disclosure Documents, all agreements under which the Corporation or the Subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a Material Adverse Effect on the Corporation and the Subsidiary (on a consolidated basis) or its properties, business or assets, and the Disclosure Documents were as at the date thereof true and correct in all material respects concerning the Corporation and the Subsidiary, and contained no material misrepresentations;

(m)
neither the Corporation nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by it which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the conduct of the business, operations, financial condition or income of the Corporation and the Subsidiary (on a consolidated basis);

(n)
the Corporation is not in default or in breach in any material respect of, and the execution and delivery of this Agreement, the performance and compliance with the terms hereof and the completion of the transactions described herein by the Corporation will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents or any resolutions of the Corporation or any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it or a material portion of its assets are bound (a "Material Agreement"), or any judgment, decree, order, statute, rule or regulation applicable to any of them;

(o)
the auditors of the Corporation who audited the Audited Financial Statements are independent public accountants as required by Applicable Securities Laws and there has never been any disagreement (within the meaning of Regulation 304(b) of Regulation SB as promulgated by the SEC) with the present auditor;

(p)
each of the Corporation and the Subsidiary has filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiary (on a consolidated basis)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith;

(q)
each of the Corporation and the Subsidiary has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or the Subsidiary, and there are no audits known by the Corporation’s management to be pending of the tax returns of the Corporation or the Subsidiary (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiary (on a consolidated basis);

(r)
no domestic or foreign taxation authority has asserted or, to the best of the Corporation’s knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or the Subsidiary (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation or the Subsidiary;

(s)
neither the Corporation nor, to the best of the Corporation’s knowledge, any other party to a Material Agreement is in material default in the observance or performance of any term or obligation to be performed by it under any such Material Agreement and, to the best of the Corporation’s knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Corporation and the Subsidiary (on a consolidated basis);

(t)	the Corporation has filed all documents, taken all proceedings and obtained all regulatory consents necessary to be filed by the Time of Closing in connection with the sale of the Units;

(u)	upon completion of all of the transactions contemplated in this Agreement the Units will be validly issued and outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Corporation;

(v)
the execution and delivery of each of this Agreement, the Warrant Certificates, the Broker Warrant Certificate and the Subscription Agreements and the performance of the transactions contemplated thereunder, the offering and sale of the Units and any compliance by the Corporation with the other provisions of each of such agreements to be complied with by it does not and will not:

(i)
require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other third party, except: (i) such as have been obtained; (ii) such as may be required under the applicable by-laws, policies, regulations and prescribed forms of the Exchange; or (iii) as may be required in connection with the registration with the SEC of the resale of the Common Shares forming part of the Units, the Warrants, the Warrant Shares and the Broker Warrant Shares;

	(ii)	result in a breach of or default under, or create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, or conflict with:

(A)
any of the terms, conditions or provisions of the constating documents or resolutions of the shareholders, directors or any committee of directors of the Corporation or the Subsidiary or any Material Agreement ; or

(B)
any statute, rule, regulation or law applicable to the Corporation, or the Subsidiary including, without limitation, the Applicable Securities Laws of the Offering Jurisdictions or the United States (to the extent applicable), or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or the Subsidiary; or

(iii)
give rise to any lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by the Corporation or the Subsidiary or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting any of them or any of their properties;

(w)
to the best of the Corporation’s information, knowledge and belief, and without having conducted any inquiry, the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Subsidiary, considered as a whole;

(x)
all information filed by or on behalf of the Corporation since April 30, 2004 with the SEC or the Exchange taken together as a whole, are true and correct and do not contain a material misrepresentation, determined as at the date of filing, which has not been corrected;

(y)
other than the Agent, there is no person acting or, to the knowledge of the Corporation, purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the Offering;

(z)
the minute books and records of each of the Corporation and the Subsidiary made available to the Agent to the extent requested by the Agent in connection with its due diligence investigation of the Corporation for the periods from the date of amalgamation or incorporation, as the case may be, to the date of examination thereof respectively, are all of the minute books and records of each of the Corporation and the Subsidiary, as the case may be, and contain copies of all proceedings (or certified copies thereof) of the shareholders and the boards of directors of each of the Corporation and the Subsidiary, as the case may be, and there have been no other meetings, resolutions or proceedings of the shareholders or boards of directors of the Corporation and the Subsidiary, as the case may be, not reflected in such minute books and other records, other than those which have been disclosed to the Agent;

(aa)
there is not, in the constating documents of the Corporation or in any Material Agreement, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Common Shares;

(bb)	Equity Transfer Services Inc. at its principal office in the City of Toronto, has been duly appointed Canadian transfer agent and registrar for the Common Shares;

(cc)	the Financial Statements:

(i) have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

(ii)
present fully, fairly and correctly, in all material respects, the assets, liabilities and financial condition of the Corporation as at April 30, 2004 and as at July 31, 2004, respectively, and the results of each of their operations and the changes in each of their financial positions for the relevant period then ended; and

(iii) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation;

(dd)	except as disclosed in the Disclosure Documents since April 30, 2004, the Corporation has not incurred any material liabilities or obligations (absolute,

accrued, contingent or otherwise), or entered into any material transaction, not in the ordinary course of business and there has been no material adverse change in the financial position or condition of the business of the Corporation from that indicated by the Financial Statements, nor has there been any material adverse change since April 30, 2004 in the affairs, business, prospects, liabilities, assets, operations or condition of the business, financial or otherwise of the Corporation or the Subsidiary;

(ee)	since April 30, 2004, the Corporation has conducted its business only in the ordinary course and, except as disclosed in the Corporation’s Disclosure Document, there has not occurred:

	(i)	any event that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Corporation and the Subsidiary (taken as a whole);

	(ii)	any amendments or changes in the constating documents or by-laws of the Corporation and the Subsidiary;

	(iii)	any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have a Material Adverse Effect on the Corporation and the Subsidiary;

	(iv)	any:

(A)
incurrence, assumption or guarantee by the Corporation or the Subsidiary of any debt for borrowed money (other than for equipment leases or working capital lines of credit, in each case, in the ordinary course of business);

(B)
issuance or sale of any securities convertible into or exchangeable for securities of the Corporation other than to directors, employees and consultants pursuant to existing equity compensation or stock option plans of the Corporation in accordance with past practices;

(C)
issuance or sale of options or other rights to acquire from the Corporation or the Subsidiary, directly or indirectly, securities of the Corporation or the Subsidiary or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business pursuant to existing equity compensation or stock option plans of the Corporation in accordance with past practices;

		(D)	issuance or sale of any share, bond or other corporate security;

		(E)	declaration or making any dividend, payment or other distribution to shareholders or purchase or redemption of any share of its capital stock or other security;

		(F)	sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, or cancellation of any debt of claim except in the ordinary course of business all in accordance with past practices;

		(G)	waiver of any right of substantial value whether or not in the ordinary course of business;

		(H)	material change in officer compensation; or

		(I)	other commitment (contingent or otherwise) to do any of the foregoing;

(v)
any creation, sufferance or assumption by the Corporation or any of the Subsidiary of any lien on any material asset or any making of any loan, advance or capital contribution to or investment in any person in an aggregate amount which exceeds $25,000 outstanding at any time; or

(vi)
any entry into, amendment of, relinquishment, termination or non-renewal by the Corporation or the Subsidiary of any material agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license or other right or obligation, other than in the ordinary course of business;

(ff)
the Corporation and the Subsidiary do not have any material direct or indirect indebtedness, liabilities, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, accrued or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in financial statements, including but not limited to off-balance sheet financings, guarantees and similar transactions ("Liabilities") which are not fully and adequately reflected in the Financial Statements. To the knowledge of the Corporation, there are no existing circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Corporation or the Subsidiary except in the ordinary course of business.

(gg)
neither the Corporation, nor any affiliate of the Corporation (including, but not limited to, the Subsidiary), nor any agent or employee of the Corporation, any other person acting on behalf of or associated with the Corporation, or any individual related to any of the foregoing persons, acting on behalf of the Corporation alone or together, has:

(i)
received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other person with whom the Corporation or the Subsidiary has done business directly or indirectly; or

(ii)
directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person who is or may be in a position to help or hinder the business of the Corporation or the Subsidiary (or assist the Corporation or the Subsidiary in connection with any actual or proposed transaction) which

		(A)	may subject the Corporation or the Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding;

		(B)	if not given in the past, may have had a Material Adverse Effect on the Corporation or the Subsidiary; or

(C)
if not continued in the future, may materially adversely affect the assets, business or operations of the Corporation or the Subsidiary or subject the Corporation or the Subsidiary to suit or penalty in any private or governmental litigation or proceeding;

(hh)
with respect to each premises which is material to the Corporation on a consolidated basis and which the Corporation or the Subsidiary occupies as tenant (the "Leased Premises"), the Corporation or such Subsidiary occupies the Leased Premises and has the right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation and/or the Subsidiary occupies the Leased Premises is in good standing and in full force and effect;

(ii)
to the knowledge of the Corporation, there has not been and there is not currently any labour disruption or conflict which is adversely affecting or could adversely affect, in a material manner, the carrying on of the Corporation’s or the Subsidiary’s business, considered as a whole;

(jj)	each of the Corporation and the Subsidiary has procured and maintains adequate insurance against all insurable risks which are material to the Corporation and the Subsidiary (taken as a whole);

(kk)
the Corporation is not in default with respect to any of the provisions contained in any insurance policies and has not failed to give any notice or pay any premium or present any material claim under any such insurance policy and has no reason to believe that any of its insurance policies will not be renewed by the insurer;

(ll)
there are no actions, suits, proceedings or inquiries pending or to the knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects the business, operations or condition (financial or otherwise) of the Corporation and the Subsidiary or their properties or assets or which affects or may affect the distribution of the Units and none of the actions, suits, proceedings or inquiries so disclosed is expected to materially adversely affect, the business, operations or condition (financial or otherwise) of the Corporation and the Subsidiary or their properties or assets;

(mm)
except as disclosed in the Disclosure Documents, none of the directors, officers or employees of the Corporation or the Subsidiary, any known holder of more than ten per cent of any class of shares of the Corporation, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Ontario)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Corporation and the Subsidiary, save and except for the interest of William M. Sheriff, a shareholder and officer of the Corporation, in the acquisition by the Corporation of certain mineral properties located in Coconino and Mohave Counties, Arizona as reported in the Disclosure Documents, and which has not yet been approved by the Exchange;

(nn)
the Corporation and the Subsidiary are in material compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the "Environmental Laws") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance ("Hazardous Substances");

(oo)
the Corporation and the Subsidiary have, collectively, obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the "Environmental Permits") necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by the Corporation and the Subsidiary, and each Environmental Permit is valid, subsisting and in good standing and neither the Corporation nor the Subsidiary is in material default or breach of any Environmental Permit and, to the best of the knowledge of the Corporation, no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(pp)
neither the Corporation nor the Subsidiary has used, except in compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(qq)
neither the Corporation nor the Subsidiary (including, if applicable, any predecessor companies) has received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law, and neither the Corporation nor the Subsidiary (including, if applicable, any predecessor companies) has settled any allegation of non-compliance short of prosecution.

There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or the Subsidiary, nor has the Corporation or any of the Subsidiary received notice of any of the same;

(rr)
except as ordinarily or customarily required by applicable permits, neither the Corporation nor the Subsidiary has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws. Neither the Corporation nor the Subsidiary has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(ss)
the Corporation and the Subsidiary, taken as a whole, owns, controls or has legal rights to, through mining tenements of various types and descriptions, all of the rights, titles and interests materially necessary or appropriate to authorize and enable it to carry on the material mineral exploration and/or mining activities as currently being undertaken and has obtained or, upon performance of all conditions precedent will be able to obtain such rights, titles and interests as may be required to implement its plans on its properties and the Subsidiary taken as a whole and is not in material default of such rights, titles and interests;

(tt)
all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Corporation in order to maintain the Corporation's interest therein, if any, have been performed to date and the Corporation and the Subsidiary have complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except in respect of mining claims and mining rights that the Corporation or the Subsidiary intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect. All such mining claims and mining rights are in good standing in all material respects as of the date of this agreement;

(uu)
to the Corporation's knowledge, all mining operations on the properties of the Corporation and the Subsidiary have been conducted in all respects in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace laws, regulations and policies have been duly complied with; and

(vv)
there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation or the Subsidiary except for ongoing assessments conducted by or on behalf of the Corporation in the ordinary course.

(ww)
each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the "Employee Plans") has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws in the United States;

(xx)
all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporation or the Subsidiary; and

(yy)
each of the Corporation and the Subsidiary has good and valid title to all material intellectual property rights used by the Corporation or relating to the operation of its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights necessary to carry on its business (the "Intellectual Property") free and clear of any and all encumbrances, except for royalty obligations and general bank security incurred or granted, as the case may be, in the ordinary course of business. No royalty or other fee is required to be paid by the Corporation or the Subsidiary to any other person in respect of the use of any of the Intellectual Property. To the best of the knowledge of the Corporation, no employee of the Corporation or the Subsidiary is in violation of any term of any non-disclosure, proprietary rights or similar agreement between such employee and the Corporation or the Subsidiary or between such employee and any former employer. To the best of the knowledge of the Corporation, all technical information developed by and belonging to the Corporation and/or the Subsidiary which has not been copyrighted or patented has been kept confidential;

(zz)
there are no material restrictions on the ability of the Corporation or the Subsidiary to use and exploit all rights in the Intellectual Property required in the ordinary course of the Corporation’s or the Subsidiary’s business. None of the rights of the Corporation or the Subsidiary in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement. To the best of the knowledge of the Corporation, the conduct of the business of the Corporation and the Subsidiary and the use of the Intellectual Property does not infringe, and each of the Corporation and the Subsidiary has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person, and the conduct of the business of each of the Corporation does not include any activity which may constitute passing off. Each of the Corporation and the Subsidiary has no notice of any infringements of the Intellectual Property or material claims against the Intellectual Property by any third party; and

(aaa)	the data processing systems used by the Corporation adequately meet the data processing needs of the business and operations of the Corporation as presently conducted. Each of the Corporation and the Subsidiary has taken appropriate action by instruction, agreement or otherwise with its employees or other persons permitted access to system application programs and data files used in the data processing systems to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. The data processing and data storage facilities of the Corporation and/or the Subsidiary are adequate and properly protected.

7.	Covenants of the Corporation

The Corporation hereby covenants to and with the Agent (on its own behalf and on behalf of the Purchasers) that:

(a)
the Corporation will duly execute and deliver the Subscription Agreements, the Warrant Certificates and the Broker Warrants at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(b)
the Corporation will use its commercially reasonable best efforts to maintain its status as a reporting issuer not in default in each of British Columbia, Ontario, and Alberta for a period of 24 months from the Closing Date;

(c)
the Corporation will use its commercially reasonable best efforts to maintain the listing of the Common Shares on the Exchange to the date which is two years following the Closing Date and to ensure that the Common Shares comprising part of the Units and the Warrant Shares will be listed and posted for trading on the Exchange upon their issue subject to satisfaction with the continued listing requirements of the Exchange; and

(d)
in the event any person acting or purporting to act for the Corporation establishes a claim from the Agent for any brokerage or agency fee in connection with the transactions contemplated herein, the Corporation shall indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof provided that such claim is not a result of the actions of the Agent.

8.	Conditions to Closing

The following are conditions to the closing of the transactions involving the issuance and sale of the Units contemplated hereby, which conditions the Corporation covenants to exercise its reasonable best efforts to have fulfilled on or prior to the Time of Closing and which conditions may be waived in writing in whole or in part by the Agent:

(a)	the Corporation will have made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Corporation in connection with the sale of the Units to the Purchasers prior to the Time of Closing on the Closing Date as herein contemplated, it being understood that the Agent shall do all that is reasonably required to assist the Corporation to fulfil this condition;

(b)	the Corporation’s Common Shares will be listed on the Exchange at the Time of Closing;

(c)
the Corporation’s board of directors shall have authorized and approved the execution and delivery of this Agreement, the acceptance of the Subscription Agreements, the allotment, issuance and delivery of the Common Shares comprising the Units, the creation and issuance of the Warrants and the Broker Warrants, the allotment, issuance and delivery of the Common Shares issuable upon the due exercise of the Broker Warrants, the allotment, issuance and delivery of the Warrant Shares issuable upon the due exercise of the Warrants, and all matters relating thereto;

(d)	the Corporation shall have accepted one or more Subscription Agreements with the Purchasers;

(e)
the Agent shall have received an opinion, dated the Closing Date, of the Corporation’s counsel (it being understood that such counsel may rely to the extent appropriate in the circumstances, (i) as to matters of fact, on certificates of the Corporation executed on its behalf by a senior officer of the Corporation and on certificates of the registrar and transfer agent for the Common Shares, as to the issued capital of the Corporation; (ii) as to matters of fact not independently established, on certificates of the Corporation’s auditors); (iii) as to matters of law, may rely on the opinion of other counsel for certain legal matters; (iv) on the representations and warranties of the Agent set out herein; and (v) the Disclosure Documents, which opinion shall, as appropriate, include the following opinions:

(i)
the Corporation is a body corporate incorporated under the laws of Nevada and has not been discontinued or dissolved, and has all requisite corporate power and capacity to carry on its business to own or lease its assets and properties and to carry out the provisions of this Agreement, the Warrant Certificates, the Broker Warrant Certificate and the Subscription Agreements;

(ii)
the Subsidiary is a corporation amalgamated under the laws of Delaware and has not been dissolved, and has all requisite corporate power and capacity to carry on its business to own or lease its assets and properties;

(iii)
the Corporation has authorized and outstanding capital stock as set forth in the Disclosure Documents, and based on counsel's review of the Corporation’s certificate of incorporation and bylaws, minutes, consents, and upon representations of the Corporation’s officers, all of such issued and outstanding shares of capital stock have been duly and validly authorized and issued, and to the knowledge of such counsel are fully paid and non-assessable, and, except as set forth in the Disclosure Documents, to the knowledge of such counsel no other stockholder of the Corporation is entitled to any preemptive rights to subscribe for, or purchase shares of the capital stock and to the knowledge of such counsel none of such securities were issued in violation of the preemptive rights of any holders of any securities of the Corporation.

(iv)	all requisite corporate actions have been taken by or on behalf of the Corporation to authorize the issuance and sale of the Units;

(v)
the execution and delivery of this Agreement, the Warrant Certificates, the Broker Warrant Certificate and the Subscription Agreements has been duly authorized by, and has been executed and delivered on behalf and is legally binding upon, the Corporation and is enforceable in accordance with its terms, subject to the usual qualifications;

(vi)
the Common Shares comprising the Units will have been and the Common Shares issuable upon the due exercise of the Warrants and the Broker Warrant Shares will be issued as fully paid and non-assessable shares in the capital of the Corporation;

(vii)
no documents need be filed, proceedings taken or approvals, permits, consents or authorizations obtained under the Applicable Securities Laws of the Offering Jurisdictions and the rules, regulations and policies thereunder to permit the offer and sale of the Units in the Offering Jurisdictions and the issuance of the Broker Warrants, other than applicable reports of trade with the applicable securities regulatory authorities in each of the Offering Jurisdictions;

(viii)
the first trade of the Common Shares, the Warrants, the Warrant Shares or the Broker Warrant Shares, other than a trade that is otherwise exempted by the Securities Laws, will be subject to the prospectus and registration requirements of the Applicable Securities Laws unless:

(A)
the Corporation is and has been a "reporting issuer" in one of the Offering Jurisdictions for at least four months (determined in accordance with section 2.9 of the Multilateral Instrument 45-102 – Resale of Securities ("MI 45-102")) immediately preceding such trade;

	(B)	at least four months have elapsed from the distribution date of the Units or the Broker Warrants, as applicable;

	(C)	such trade is not a "control distribution" as defined in the Multilateral Instrument;

	(D)	no unusual effort is made to prepare the market or to create a demand for such securities;

		(E)	no extraordinary commission or other consideration is paid in respect of the trade;

(F)
certificates representing the Common Shares, the Warrants, the Warrant Shares (if issued on or before that date which is four months from the Closing Date), and the Broker Warrant Shares (if issued on or before that date which is four months from the Closing Date), were issued with a legend stating the prescribed restricted period in accordance with section 2.5 of the MI 45-102; and

(G)
if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of any applicable securities legislation provided that the Corporation’s counsel will qualify their opinion to the extent necessary to address the restricted nature of such securities under the securities laws of the United States.

(ix)
the execution and delivery of this Agreement, the Warrant Certificates, the Broker Warrant Certificate and the Subscription Agreements and the fulfilment of the terms hereof, do not and will not result in a breach of, do not create a state of facts which after notice or lapse of time or both will result in a breach of, and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of the Corporation;

(x)
the Exchange has approved the listing and posting for trading of all of the Common Shares comprising the Units, the Warrant Shares and the Broker Warrant Shares subject to the satisfaction of the conditions set out in its conditional listing letter; and

	(xi)	such other opinions as may be reasonably requested by the Agent.

(f)
the Agent shall have received an Incumbency Certificate dated the Closing Date including specimen signatures of the Chief Executive Officer, the Chief Financial Officer and any other officer of the Corporation signing this Agreement or any document delivered hereunder;

(g)
the Agent shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Corporation (or such other officer or officers of the Corporation acceptable to the Agent, acting reasonably), addressed to the Agent and its counsel to the effect that, to the best of their knowledge, information and belief, after due enquiry and without personal liability:

(i)
the representations and warranties of the Corporation in this Agreement are true and correct in all material respects as if made at and as of the Time of Closing and the Corporation has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Time of Closing;

(ii)
no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Common Shares in any of the Offering Jurisdictions or in the United States has been issued or made by any stock exchange, securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending;

	(iii)	the articles and by-laws of the Corporation attached to the certificate are full, true and correct copies, unamended, and in effect on the date thereof;

(iv)
the minutes or other records of various proceedings and actions of the Corporation’s Board of Directors attached to the certificate relating to the Offering are full, true and correct copies thereof and have not been modified or rescinded as of the date thereof;

(v)
since the date of the Letter Agreement, there has been no material adverse change in the business, affairs, operations, assets, liabilities or capital of the Corporation and the Subsidiary taken as a whole; and

(h)
the Common Shares comprising the Units, the Warrant Shares and the Common Shares issuable upon the due exercise of the Broker Warrants shall have been approved for listing on the Exchange, subject only to the official notices of issuance and fulfilment of such other conditions of the Exchange as set out in the conditional listing letter.

It is understood that the Agent, may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to the Agent’s rights in respect of any other of the foregoing terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

The Corporation agrees that the aforesaid legal opinions and certificate to be delivered at the Time of Closing will also be addressed to the Purchasers and that the Agent may deliver copies thereof to the Purchasers.

9.	Closing

The sale of Units (the "Closing") will be completed concurrently at the offices of the Corporation’s counsel, John William Legg, Suite 1650, 200 Burrard Street, Vancouver, British Columbia V6C 3L6, and of the Agents’ counsel, Heenan Blaikie LLP, 200 Bay Street, Suite 2600, Toronto, Ontario, M5J 2J4, or such other place or places as may be agreed upon by the Corporation and the Agent, at the Time of Closing on the Closing Date, provided that if the

Corporation has not been able to comply with any of the conditions to closing set forth under "Conditions to Closing" prior to the Time of Closing on the Closing Date, the Closing Date may be extended by mutual agreement of the Corporation and the Agent, failing which, the respective obligations of the parties will terminate without further liability or obligation except as set out under sections 13, 15 and 16 hereof.

At the Time of Closing, the Corporation shall deliver to the Agent:

(a)	certificates, duly registered as the Agent may direct, representing the Common Shares and Warrants purchased,

(b)	certificates, duly registered as the Agent may direct, representing the Broker Warrants;

(c)	the requisite legal opinions and certificates as contemplated in Section 8 hereof;

(d)	a direction addressed to the Agent directing the Agent to pay the Gross Proceeds; and

(e)	such further documentation as may be contemplated herein,

against payment of the purchase price for the Units by certified cheque or bank draft to the Corporation as contemplated herein.

All representations and warranties contained herein and all of the covenants and agreements of the Corporation herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any breach or failure to comply with any thereof shall entitle the Agent, at its option, in addition to and not in lieu of any other remedies the Agent has in respect thereof, to terminate and cancel their obligations hereunder by written notice to that effect given to the Corporation prior to the Time of Closing on the Closing Date. It is understood that the Agent may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agent any such waiver or extension must be in writing and signed by the Agent.

10.	Expenses

The Corporation shall pay all costs and expenses of or incidental to the Offering, including, without limitation, the costs and filing fees with respect to the private placement of the Units, the listing of the Common Shares comprising the Units, the Broker Warrant Shares, and the Warrant Shares on the Exchange, the cost of printing the certificates representing the Common Shares and Warrants, the cost of registration and delivery of such certificates, and the fees and expenses of each of the Corporation’s auditors, counsel and local counsel. The Corporation shall also pay the Agent’s counsel with regard to its reasonable fees (such fees not to exceed $15,000), disbursements and taxes thereon, including G.S.T. All fees and expenses of the Agent other than Agent’s counsel’s fees, shall not exceed $5,000 and shall be payable by the Corporation upon the closing of the Offering or upon the Corporation receiving an invoice from the Agent.

11.	Indemnity

The Corporation covenants and agrees to indemnify and save harmless each of the Agent and its directors, officers, employees, shareholders and Agent (collectively, the "Agent’s Personnel"), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred by reason of or in connection with a claim made against the Corporation or the Agent in connection with the transactions contemplated hereby including, without limitation, the following:

(a)
any statement (other than a statement contained in and included in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) in any document delivered by or on behalf of the Corporation to the Agent pursuant to this Agreement, which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(b)
the omission or alleged omission to state in any certificate of the Corporation or of any officers of the Corporation delivered hereunder or pursuant hereto any material fact (other than a material fact omitted in reliance upon and in conformity with written information furnished to the Corporation by the Agent relating to the Agent specifically for use therein) required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(c)
any order made or in any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority based upon any failure or alleged failure to comply with Applicable Securities Laws (other than any failure or alleged failure to comply by the Agent) preventing and restricting the trading in or the sale of the Common Shares in the provinces of Canada;

(d)
the non-compliance or alleged non-compliance by the Corporation with any requirement of Applicable Securities Laws, including the Corporation’s non- compliance with any statutory requirement to make any document available for inspection; or

(e)	any breach of any representation, warranty or covenant of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder,

provided that, in the event and to the extent that a court of competent jurisdiction shall determine that the liabilities, claims, actions, suits, proceedings, losses, costs, damages or expenses resulted from the negligence, fraud or wilful misconduct of an Indemnified Party claiming indemnity, this indemnity shall not apply.

The Corporation shall not, without the prior written consent of the Agent, which shall not be unreasonably delayed or withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any Agent’s Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and each Agent’s Personnel from all liability arising out of such claim, action, suit or proceeding.

Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

If any matter or thing contemplated by this paragraph shall be asserted against any person in respect of which indemnification is or might reasonably be considered to be provided, such person (the "Indemnified Party") will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other.

In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred.

To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the indemnity provisions hereunder in trust for and on behalf of such Indemnified Party.

The Corporation hereby waives all rights which it may have by statute or common law to recover contribution from the Agent in respect of losses, claims, costs, damages, expenses or liabilities which any of them may suffer or incur directly or indirectly (in this paragraph, "losses") by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by, or relating solely, to the Agent.

The Agent agrees to indemnify and hold harmless the Corporation for any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Corporation shall have filed with the SEC any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, not misleading, or any negligent misrepresentation of any officer, director, agent, consultant accountant, attorney or employee of the Agent, but only if insofar as such statement or omission was made in reliance upon infomration furnished in writing to the Corporation by the Agent specifically for use in connection with the preparation of the Registration Statement, or any such amendments thereto.

13.	Contribution

In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the Agency Fee and the Corporate Finance Fee paid by the Corporation to the Agent bears to the Gross Proceeds realized from the sale of the Units and the Corporation shall be responsible for the balance, whether or not it has been sued, provided that, in no event, shall any Agent be responsible for any amount in excess of the amount of the Agency Fee and the Corporate Finance Fee actually received by it. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (ii) the amount of the Agency Fee and the Corporate Finance Fee actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section.

The rights to indemnity and contribution provided in this Agreement shall be in addition and not in derogation of any other right to indemnity or contribution which the Agent or the Corporation may have by statute or otherwise by law.

14.	Notice

Any notice or other communication to be given by delivery or by telecopier hereunder shall, in the case of notice to the Corporation, be addressed to the Corporation at the address appearing on page 1 of this Agreement, Attention: Mr. Daniel Farrell, President and Chief Executive Officer, Telecopier No. (416) 364-5400, with a copy to:

John William Legg
Barrister & Solicitor
200 Burrard Street
Suite 1650
Vancouver, British Columbia
V6C 3L6

Telephone: (604) 484-6290
Fax: (604) 484-6333

and in the case of notice to the Agent:

Kingsdale Capital Partners Inc.
Exchange Tower
130 King Street West
Suite 2950, PO Box 156
Toronto, Ontario
M5X 1C7
Attn: Brian Faughnan

Telephone: (416) 867-4552
Fax: (416) 867-4566

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or one hour after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

15.	Time of the Essence

Time shall be of the essence of this Agreement and every part hereof.

16.	Assignment

Except as contemplated herein, no party hereto may assign this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this agreement shall enure to the benefit of, and shall be binding upon, the Corporation and the Agent and its successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the covenants and indemnities of the Corporation set out under the headings "Indemnity" and "Contribution" shall also be for the benefit of the Agent’s Personnel.

17.	Counterpart Provision

This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

18.	Entire Agreement

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties including, but not limited to, the Letter Agreement, with respect to the subject matter hereof whether verbal or written.

19.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

20.	Survival of Warranties, Representations, Covenants and Agreements

All warranties, representations, covenants, indemnities and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Purchasers of the Units and shall continue in full force and effect for the benefit of the Agent, Kingsdale and the Purchasers for a period of 18 months from the Closing Date, regardless of any investigation which the Agent or the Purchasers may carry on or which may be carried on behalf of the Agent, Kingsdale or the Purchasers.

21.	Language

The parties hereto confirm their express wish that this agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

Les parties reconnaissent leur volonté express que la présente convention ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

22.	Facsimile

The Corporation, Kingsdale and the Agent shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation, Kingsdale and the Agent of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and Kingsdale and the Agent in accordance with the terms of this Agreement.

23.	Acceptance

If this letter accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate acceptance by executing where indicated below and returning a signed copy of this Agreement to the Agent.

Yours very truly,

KINGSDALE CAPITAL PARTNERS INC.

Per:
Authorized Signing Officer

KINGSDALE CAPITAL MARKETS INC.

Per:
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

QUINCY GOLD CORP.

Per:
Daniel Farrell
President and Chief Executive Officer